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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement on Form S-3 for the Dividend Reinvestment and Share Purchase Plan of American Industrial Properties REIT of our report dated August 5, 1997 with respect to the Historical Summary of Gross Income and Direct Operating Expenses of Commerce Center for the year ended May 31, 1997.



                              /s/ Easley, Endres, Parkhill & Brackendorff, P.C.
                                  EASLEY, ENDRES, PARKHILL & BRACKENDORFF, P.C.


Houston, Texas
March 20, 1998